CoConnect, Inc.	NEWS RELEASE
468 N. Camden Dr., Suite 350
Beverly Hills, CA 90210	For Immediate Release, October 31, 2014

CoConnect, Inc. Announces Agreement to Acquire
100% of the Equity interests of House of Knipschildt

Beverly Hills, California, October 31, 2014—CoConnect, Inc. (“CoConnect”; OTC Markets: CCON) today announced the execution of a stock and membership interest exchange agreement (the “Agreement”) for the acquisition of all of the outstanding equity interests of House of Knipschildt, LLC (“House of Knipschildt”), a Norwalk, Connecticut-based manufacturer, wholesaler and retailer of hand-made and other high-end chocolate products. Under the Agreement, CoConnect will issue unregistered shares of its common stock for all of the issued and outstanding LLC membership interests of House of Knipschildt. The present executive team at House of Knipschildt will be joined by a senior executive from CoConnect to form the new expanded management team upon closing of the acquisition. Fritz Knipschildt will continue as CEO of the combined entity.

Closing is conditioned on CoConnect and House of Knipschildt conducting additional due diligence and the receipt of additional funding netting the combined company at least $900,000 through a sale of additional CoConnect common stock, which is targeted to be completed contemporaneously with the closing of the acquisition. The funds raised in the financing will be used to retire House of Knipschildt bank and other debt, to pay acquisition costs, including accounting and audit fees and fees in connection with the financing, and for expansion of House of Knipschildt’s business, including its marketing staff.

At closing, CoConnect will issue 4,200,000 unregistered shares of its common stock in exchange for all of the presently outstanding equity interests of House of Knipschildt. CoConnect presently has 3,179,428 shares of common stock issued and outstanding. If the acquisition and financing are completed on the terms contemplated, the Company would have 8,379,428 shares issued and outstanding, of which current CoConnect shareholders would own approximately 37.9% and current House of Knipschildt equity holders would own approximately 50.1%. It is anticipated that the name of the Company will be changed to House of Knipschildt, Inc. subsequent to closing.

PacificWave Partners Limited (PacificWave Partners), an innovative global merchant bank and investment management firm, advised on the transaction and is arranging the financing. In May 2014, PacificWave Partners advised on the acquisition of approximately 93.9% of the outstanding shares of CoConnect from certain shareholders by a group of private investors based in Europe.

Henrik Rouf, Managing Director of PacificWave Partners, said: “We are excited about the potential presented by the acquisition of House of Knipschildt. CoConnect and its principal shareholders have considered a number of acquisition/merger candidates in the global luxury chocolate and related cocoa industry sectors and find House of Knipschildt to have an attractive profile for value-building potential for CoConnect’s shareholders. We expect to continue to look for strategic opportunities that may require additional equity funding when opportunities arise.”

Bennett Yankowitz, President of CoConnect, said: “We believe House of Knipschildt presents CoConnect’s shareholders with a considerable value-building opportunity. House of Knipschildt has built a strong brand in the hand-made and luxury chocolate products market in New England, and we look forward to growing its brand throughout the U.S. and in international markets.”

House of Knipschildt CEO, Fritz Knipschildt, commented, “The acquisition of House of Knipschildt by CoConnect provides House of Knipschildt with a public presence that will allow us to bring together a talented executive team that will have the tools to accelerate our growth. It will also create greater liquidity to attract investment capital to fund the expansion of our current business into new markets and product lines and to add key marketing staff and other team members.”

The Agreement envisions that House of Knipschildt executives will head the Company, with Fritz Knipschildt serving as CEO and Chairman of the Board of Directors. It is anticipated that Bennett Yankowitz will continue serving on the Board of Directors and will assume the role of interim CFO and general counsel. The current equity owners of House of Knipschildt will have the right to appoint a third board member.

The common stock of CoConnect to be sold in the financing and issued for the acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and other applicable securities laws.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy common stock of CoConnect, nor shall there be any sale of common stock of CoConnect in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About CoConnect

CoConnect is a smaller reporting public company, and is considered a “public shell,” since at the present time it has no ongoing operations. CoConnect has been actively seeking to merge with or acquire one or more private companies to create a foundation to grow and expand. In preparation for a merger with or acquisition of an active operating company, CoConnect’s former management abandoned its previous exploratory efforts, which were in the voice-over-internet (VoIP) sector.

About House of Knipschildt.

House of Knipschildt manufactures and sells quality chocolate products at wholesale and retail. Its flagship Knipschildt Chocolatier line consists of hand-made and hand-painted chocolate truffles and other artisan chocolate products, which it manufactures in its Norwalk, Connecticut kitchens. These items are sold primarily through upscale specialty stores, gourmet markets and gift stores, such as Dean & Deluca, as well as through its website. In addition to its hand-made artisan product line, House of Knipschildt sells a more moderately priced line of chocolate products under the brand name Chocopologie. While House of Knipschildt designs this product line and its packaging, manufacturing and distribution are outsourced. The Chocopologie products are sold in upscale food markets, such as Whole Foods. House of Knipschildt also operates a retail café in Norwalk, Connecticut. The company has won several awards for its products and its packaging designs.

About PacicWave Partners

PacificWave Partners is a privately held global merchant bank and investment management firm. PacificWave Partners provides a wide range of financial services to privately held and publicly traded companies in the United States, Europe and Asia. Services include investment management solutions for high-net-worth individuals, assistance with financings, reverse mergers and alternative public offerings. Founded in 2004, the firm has representative offices worldwide.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Readers are cautioned that such statements, including statements regarding the proposed acquisition of House of Knipschildt and the proposed private placement, are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, without limitation, CoConnect’s ability to implement, and obtain funding to carry out, its prospective businesses, CoConnect and House of Knipschildt’s ability to close the acqusition agreement and thereafter satisfy any conditions thereto, the consequences of the potential acquisition of House of Knipschildt, CoConnect’s possible inability to obtain additional financing as may be required in the future under reasonable terms or at all, CoConnect’s possible lack of cash flows, CoConnect’s possible failure to hold, attract and keep key personnel, technological changes and the possibility of increased competition, and the impact on capital markets by the broad economic downturn. Many of these risks are beyond CoConnect’s ability to forecast or control. Such risks may also include the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in CoConnect’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the U.S. Securities and Exchange Commission made by CoConnect.

Media Contact:

Henrik Rouf
Managing Director, PacificWave Partners Limited
+1 310 666 0750

info@pacificwavepartners.com

Information found on the website of PacificWave Partners and the websites of CoConnect, Inc. and Knipschildt Chocolatier are not incorporated by reference.